UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Southside Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

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SOUTHSIDE BANCSHARES, INC.

1201 South Beckham Avenue

Tyler, Texas 75701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 20, 2006

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Southside Bancshares, Inc. to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas, on Thursday, April 20, 2006 at 4:00 p.m., local time, for the purposes of considering and acting upon the following:

1.               Election of four (4) Directors to serve until the Annual Meeting of Shareholders in 2009.

2.               Transactions of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Management will also report on operations and other matters affecting the Company, as well as respond to your questions.  After the meeting, the Company’s Officers, Directors and representatives from the Company’s independent registered public accounting firm will be available to visit with you.

Only shareholders of common stock registered on the Company’s books as owners of shares at the close of business on March 6, 2006 are entitled to vote at the meeting.

Your attendance and vote are important.  Please sign, date, and return the enclosed proxy immediately in the envelope provided.  It is important that you sign and return the proxy, even though you actually plan to attend the meeting in person.  Your proxy may be revoked prior to the Annual Meeting by notice in writing, to the Corporate Secretary at its principal office at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.

By Order of the Board of Directors

/s/ B. G. Hartley
B. G. Hartley
Chairman of the Board

Tyler, Texas

March 13, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT THE ENCLOSED FORM OF PROXY BE PROPERLY EXECUTED AND PROMPTLY RETURNED TO COMPUTERSHARE TRUST COMPANY, INC., TRANSFER AGENT, IN THE ENCLOSED ADDRESSED ENVELOPE.

SOUTHSIDE BANCSHARES, INC.

1201 South Beckham Avenue

Tyler, Texas 75701

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 20, 2006

TO OUR SHAREHOLDERS:

This Proxy Statement is being furnished to shareholders of common stock of Southside Bancshares, Inc. (the “Company”) in connection with the Annual Meeting of Shareholders of common stock (the “Annual Meeting”) to be held on April 20, 2006, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders of Common Stock, and at any adjournments thereof.  This Proxy Statement and applicable form of proxy, as well as, the Annual Report of the Company for the year ended December 31, 2005, including financial statements, are first being sent to the shareholders of common stock of the Company on or about March 13, 2006.

REVOCABILITY OF PROXY

If your proxy is executed and returned, it will be voted as you direct.  If no direction is provided, the proxy will be voted for the election of Directors and the proxies will use their discretion with respect to voting on any other matters presented for vote.  Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the last Annual Meeting.  This vote will not amount to a ratification of the action taken at that meeting nor will it indicate approval or disapproval of that action.  Your proxy may be revoked prior to the Annual Meeting by notice in writing, to the Corporate Secretary at its principal office at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.  Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy.

PERSONS MAKING THE SOLICITATION

The Company’s Board of Directors is soliciting the proxy.  The expense of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly.  Proxies will be solicited principally by mail, but may also be solicited by personal interview, telephone and email by Directors, Officers and employees of the Company who will receive no additional compensation.

OUTSTANDING SHARES AND VOTING RIGHTS

The close of business on March 6, 2006 has been fixed as the record date for determining the shareholders of common stock of the Company entitled to notice of and to vote at the Annual Meeting.  Holders of common stock are entitled to one vote per share.  In the election of four (4) Directors to serve until the 2009 Annual Meeting, the nominees receiving the highest number of votes will be elected.  For all other matters, a majority of votes cast shall decide each matter submitted to the shareholders at the Annual Meeting.  Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum.  Abstentions will be included in vote totals and, as such, will have the same effect on proposals other than the election of Directors as a negative vote.  Broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter), if any, will not be included in vote totals and, as such, will have no effect on any proposal.  At the close of business on February 15, 2006, there were approximately 11,624,890 shares of common stock outstanding and eligible to be voted on each matter.

CERTAIN SHAREHOLDERS

The Company knows of no person or entity that is a beneficial owner of more than 5% of the outstanding common stock of the Company as of December 31, 2005.

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP, (“PwC”) served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005 and is serving in such capacity for the current fiscal year.  The Company’s Audit Committee makes the appointment of the independent registered public accounting firm annually.  The decision of the Audit Committee is based on both the audit scope and estimated audit fees.  Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions of shareholders.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The Board of Directors is classified into three (3) classes, two of which are comprised of four (4) Directors and one that is comprised of three (3) Directors, for a total of eleven (11) Directors.  One class of Directors is elected each year for a three-year term.

The four (4) nominees identified below are nominees for election at the Annual Meeting for a three-year term expiring at the 2009 Annual Meeting.  All nominees and continuing Directors are currently Directors of the Company and Southside Bank (a wholly owned subsidiary).

Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by the Nominating Committee for Directors of the Company.  While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board of Directors of the Company.  The address for each of the Directors and named Executive Officers is 1201 South Beckham Avenue, Tyler, Texas 75701.

The Board of Directors recommends a vote FOR the election of each of the individuals nominated for election as a Director.

NOMINEES FOR DIRECTORS - TERMS TO EXPIRE AT THE 2009 ANNUAL MEETING	INITIAL ELECTION TO BOARD	SHARES BENEFICIALLY OWNED (2-15-06) (1)		PERCENT OF CLASS (2-15-06)
HERBERT C. BUIE (75) - Mr. Buie has been Chief Executive Officer of Tyler Packing Corporation, Inc., a meat-processing firm, since 1955. He serves on the Boards of Directors of the University of Texas Health Center at Tyler, the Development Board of Directors of the University of Texas at Tyler, the East Texas Regional Food Bank, the Salvation Army, Tyler Economic Development Council, Texas Chest Foundation and East Texas Communities Foundation.	1988	408,317	(2)	3.5%
ROBBIE N. EDMONSON (74) - Mr. Edmonson is Vice Chairman of the Board of the Company, having served in that capacity since 1998. He joined Southside Bank as Vice President in 1968 and currently is Vice Chairman of the Board of Directors of Southside Bank and Chief Administrative Officer of Southside Bank.	1982	98,639	(3)	*
MICHAEL D. GOLLOB (73) - Mr. Gollob is a CPA. He is founder of the certified public accounting firm of Gollob, Morgan, Peddy & Co., PC organizing the firm in 1982. He retired January 1, 2005. He serves on the Texas Prepaid Higher Education Tuition Board and the Development Board of The University of Texas Health Center at Tyler. He is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. He is also involved in timber and oil and gas investments.	1999	89,586	(4)	*
JOE NORTON (69) - Mr. Norton owns Norton Equipment Corporation and is a general partner in Norton Leasing Ltd., LLP. Mr. Norton served as President and was a principal shareholder of Norton Companies of Texas, Inc. for 25 years. He also owned W. D. Norton, Inc. dba Overhead Door, for 16 years.	1988	152,659	(5)	1.3%

DIRECTORS CONTINUING UNTIL THE 2007 ANNUAL MEETING	INITIAL ELECTION TO BOARD	SHARES BENEFICIALLY OWNED (2-15-06) (1)		PERCENT OF CLASS (2-15-06)
FRED E. BOSWORTH (86) - Mr. Bosworth was Chairman of the Board of Bosworth & Associates, Inc., an independent insurance agency, from 1975 until his retirement in November 1997 and presently serves as Honorary Chairman. He has been associated with the insurance industry in various capacities since 1935.	1983	145,488	(6)	1.3%
ALTON CADE (69) - Mr. Cade has been the co-owner and President of Cade’s Building Materials since 1975. He has been the President and co-owner of Cochise Company, Inc., a real estate and investment company since 1960. In addition, he is the managing partner of a family ranch and investment company. He has served as an Elder/Trustee of the Glenwood Church of Christ since 1977.	2003	33,088	(7)	*

B. G. HARTLEY (76) - Mr. Hartley became Chairman of the Board of the Company in 1983, having previously served as President. He is also the Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Southside Bank, having served as Southside Bank’s Chief Executive Officer since its opening in 1960. He is a current member of the Administrative Counsel of the American Bankers Association (“ABA”) Government Relations Committee, a former member of the ABA Board of Directors and past Chairman of the ABA National BankPac Committee, a member of the Board of Directors of East Texas Medical Center Regional Healthcare Systems and past Chairman of Texas Taxpayers and Research Association. He is also a member of the Development Boards of the University of Texas at Tyler, the University of Texas Health Center at Tyler, and Trustee of the R. W. Fair Foundation.

	1982	249,132	(8)	2.1%
PAUL W. POWELL (72) - Mr. Powell serves as the Dean of the Truett Theological Seminary at Baylor University, where he is also Dean and Special Assistant to the University President. He serves as an Officer of the Robert M. Rogers Foundation and has also served as Chairman of the Board of Trinity Mother Frances Health System. In addition, he served as Chairman and Chief Executive Officer of the Southern Baptist Annuity Board and was also pastor of Green Acres Baptist Church, Tyler.	1999	31,890		*

DIRECTORS CONTINUING UNTIL THE 2008 ANNUAL MEETING	INITIAL ELECTION TO BOARD	SHARES BENEFICIALLY OWNED (2-15-06) (1)		PERCENT OF CLASS (2-15-06)
SAM DAWSON (58) - Mr. Dawson is President and Secretary of the Company, having served in that capacity since 1998. He joined Southside Bank in 1974 and is currently President and Chief Operating Officer of Southside Bank. He is a Director of East Texas Medical Center (“ETMC”) Hospital, Cancer Institute and ETMC Rehabilitation Hospital. He also serves as a Director of the Camp Tyler Foundation, Tyler Junior College Foundation and the Tyler Economic Development Council.	1997	144,354	(9)	1.2%

MELVIN B. LOVELADY (69) - Mr. Lovelady is a CPA. He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants. He is a founding member of Henry & Peters Financial Services, LLC organized in 2000. He was also an officer and shareholder of the accounting firm, Henry & Peters, PC from November 1987 through December 31, 2004. He was a partner in the accounting firm of Squyres Johnson Squyres & Co. prior to joining Henry & Peters, PC. He is a member of the Development Boards of the University of Texas at Tyler and the University of Texas Health Center at Tyler. He is also a member of the Board of Directors of the Tyler Junior College Foundation, the University of Texas at Tyler Foundation, the East Texas Communities Foundation, the A. W. Riter, Jr. Family Foundation, and Trustee of the R. W. Fair Foundation. He also serves on the Advisory Board of the Salvation Army of Tyler and the Investment Advisory Board of the Texas Treasury Safekeeping Trust Company.

	2005	5,550	(10)	*
WILLIAM SHEEHY (65) - Mr. Sheehy has been a partner in the law firm of Wilson, Sheehy, Knowles, Robertson and Cornelius since 1971, and a practicing attorney since 1964. Mr. Sheehy serves as Southside Bank’s outside general counsel and is a former Director of the Texas Association of Bank Counsel.	1983	68,979	(11)	*

NAMED EXECUTIVE OFFICERS
JERYL STORY (54) - Mr. Story is Executive Vice President of the Company and Senior Executive Vice President and a Director of Southside Bank. He joined Southside Bank in 1979 and is responsible for all lending functions.	N/A	131,345	(12)	1.1%
LEE R. GIBSON, CPA (49) - Mr. Gibson is Executive Vice President and Chief Financial Officer of the Company and Southside Bank. He is also a Director of Southside Bank. He joined Southside Bank in 1984 and in addition to being the Chief Financial Officer is responsible for management of the investment portfolio and asset-liability management for the Company. He is a member of the Board of Directors of the Federal Home Loan Bank of Dallas and also serves on the Executive Board of the East Texas Area Council of Boy Scouts.	N/A	66,914	(13)	*
ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OF THE COMPANY AS A GROUP (13 PERSONS).		1,625,941		14.0%

*LESS THAN 1% OF TOTAL OUTSTANDING SHARES (11,624,890) AS OF 2-15-06

(1)               Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock set forth opposite his name.  In addition, shares beneficially owned include stock acquirable by exercise of stock options exercisable within sixty (60) days of the record date.

(2)               Mr. Buie has sole voting and investment power with respect to 373,255 shares owned individually.  Mr. Buie owns 20,961 shares in individual retirement accounts and has sole voting and investment power in these shares.  Also included in the total are 9,356 shares owned by Mr. Buie’s wife, 2,478 shares owned by Mrs. Buie as trustee for their son and 2,267 shares owned by Mrs. Buie as trustee for their daughter.  Mr. Buie disclaims beneficial ownership of these 14,101 shares.

(3)               Mr. Edmonson has sole voting and investment power with respect to 72,064 shares and has voting power, but not investment power, with respect to 11,057 shares, owned in the Company’s ESOP Plan, in which he is 100% vested.  Also included in the total are 15,518 shares subject to incentive stock options that are exercisable within 60 days of the record date.

(4)               Mr. Gollob has sole voting and investment power with respect to 71,800 shares owned individually.  Mr. Gollob also owns 17,133 shares in an individual retirement account and has sole voting and investment power in these shares.  Mr. Gollob’s wife has 653 shares in an individual retirement account and Mr. Gollob disclaims beneficial interest in these shares, which are included in the total.

(5)               Mr. Norton has sole voting and investment power with respect to 147,378 shares and is custodian for his granddaughter for 3,491 shares and his grandson for 1,790 shares, of which he disclaims all beneficial interest.

(6)               Mr. Bosworth has sole voting and investment power with respect to 73,183 shares, owned in F. Bosworth Investments LP, and holds a life estate in 72,305 shares.

(7)               Mr. Cade has joint voting and investment power with his wife with respect to 16,043 shares and also owns 15,914 shares as President of Cochise Company, Inc.  Mr. Cade has voting and investment power, as trustee of the Cade Residuary Trust which owns 1,131 shares.

(8)               Mr. Hartley has sole voting and investment power with respect to 124,722 shares.  He also has sole voting power, but not investment power, with respect to 14,845 shares owned in the Company’s ESOP Plan, in which he is 100% vested.  Also included in the total are 18,986 shares owned by Mr. Hartley’s wife (2,619 of those shares are owned in the Company’s ESOP Plan) all of which Mr. Hartley disclaims beneficial interest.  Mr. Hartley has 90,579 shares subject to incentive stock options that are exercisable within 60 days of the record date.

(9)               Mr. Dawson holds sole voting and investment power with respect to 56,983 shares and has sole voting power, but not investment power, with respect to 8,155 shares owned in the Company’s ESOP Plan, in which he is 100% vested.  Also included in the total are 77,179 shares subject to incentive stock options that are exercisable within 60 days of the record date.  Included in the total are 2,037 shares owned by Mr. Dawson’s wife, of which he disclaims all beneficial interest.

(10)        Mr. Lovelady has joint voting and investment power with his wife with respect to 5,550 shares owned jointly.

(11)        Mr. Sheehy has sole voting and investment power with respect to 58,566 shares owned individually.  Mr. Sheehy also owns 10,413 shares in an individual retirement account and has sole voting and investment power in these shares.

(12)        Mr. Story owns 47,373 shares and has sole voting and investment power for these shares.  In addition, he has joint voting and investment power with his wife with respect to 67 shares and sole voting, but not investment power, with respect to 8,275 shares owned in the Company’s ESOP plan, in which he is 100% vested.  Also included in the total are 75,630 shares subject to incentive stock options that are exercisable within 60 days of the record date.

(13)        Mr. Gibson has sole voting power and investment power with respect to 1,936 shares owned individually.  He also has sole voting power, but not investment power, with respect to 7,476 shares owned in the Company’s ESOP plan, in which he is 100% vested.  In addition, he holds 111 shares as custodian for his daughter and 82 shares as custodian for his son.  Mr. Gibson disclaims all beneficial interest in these 193 shares.  Also included in the total are 57,309 shares subject to incentive stock options that are exercisable within 60 days of the record date.

CORPORATE GOVERNANCE

The Board of Directors of the Company met seventeen (17) times during the fiscal year.  No member of the Board of Directors of the Company attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which such Director served during 2005.  Each Director of the Company also serves as a Director of Southside Bank.

The Company has adopted a procedure by which shareholders may send communications as defined within Item 7(h) of Schedule 14A under the Exchange Act to one or more members of the Board of Directors by writing to such Director(s) or to the whole Board of Directors in care of the Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711.  Any such communications will be promptly distributed by the Corporate Secretary to such individual Director(s) or to all Directors if addressed to the whole Board of Directors.

The Company has adopted a Code of Ethics, which is available on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Management of the Company has established a Whistle Blower Policy, which includes a fraud hotline.  This is a toll free, twenty-four (24) hour, seven (7) day a week hotline.  This is a confidential service in which officers and employees can speak with an independent company regarding any questionable accounting or auditing matters, including but not limited to the following:  fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company; fraud or deliberate error in the recording and maintaining of financial records of the Company; deficiencies in or noncompliance with the Company’s internal accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or deviation from full and fair reporting of the Company’s financial condition.  Any complaints received by the independent company will be reported directly to the Chairman of the Audit Committee and to the head of the Company’s Internal Audit department.  Complaints will be reviewed by Internal Audit under the direction of the Audit Committee.  Complaints submitted will be promptly investigated and appropriate corrective action will be taken, as warranted by the investigation.  Management is committed to comply with all applicable securities laws and regulations and therefore encourage officers and employees to raise concerns regarding any suspected violations of those standards by using the fraud hotline.

The Board of Directors of the Company has three (3) standing committees:  Audit Committee, Nominating Committee, and Compensation Committee.  The Company’s wholly owned subsidiary, Southside Bank, has five (5) standing committees:  Executive Committee, Loan/Discount Committee, Trust Committee, Compliance/EDP/CRA Committee, and the Investment/Asset-Liability Committee to assist the Board of Directors of Southside Bank and the Company in the discharge of their respective responsibilities.  The purpose and composition of these committees with respect to persons who are Directors of the Company and Southside Bank are as follows:

COMMITTEES OF THE COMPANY

AUDIT COMMITTEE OF SOUTHSIDE BANCSHARES, INC.

The Audit Committee of the Board of Directors consists of six (6) non-employee Directors as named below.  Each member of the Audit Committee is an independent Director as defined by the current NASDAQ listing standards and the Company’s own standards.  In addition, the Nominating Committee of the Board of Directors has unanimously determined that both Mr. Gollob, a CPA, and Mr. Lovelady, a CPA, qualify as an “audit committee financial expert.”  Mr. Gollob is retired from the accounting firm of Gollob, Morgan, Peddy & Co., PC.  Mr. Lovelady is retired from the accounting firm of Henry & Peters, PC The Nominating Committee of the Board of Directors has unanimously determined that all Audit Committee members are financially literate under the current NASDAQ listing standards.

The Audit Committee is primarily responsible for the engagement of the independent registered public accounting firm, oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications, and performances of the independent registered public accounting firm, approving the services and fees of the independent registered public accounting firm and reviewing and approving the annual audited financial statements for the Company before issuance, subject to Board of Director approval.  The Committee also monitors the internal audit function, internal accounting procedures and assures compliance with all appropriate statutes.  No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees.  The Committee met eighteen (18) times during 2005.

Audit Committee Charter

The Board of Directors has adopted a formal written Audit Committee Charter which outlines the purpose of the Audit Committee, delineates the membership requirements and addresses the key responsibilities of the Committee.  A copy of the Audit Committee Charter may be obtained at the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for fiscal year ended December 31, 2005.

The Committee has reviewed and discussed the Company’s audited financial statements with management, the internal auditor and PwC, the Company’s independent registered public accounting firm, with and without management present.  The Committee included in its results of the independent registered public accounting firm’s examinations, management’s assertion on design and effectiveness of the Company’s internal controls, and the quality of the Company’s financial reporting.  The Committee also reviewed Company procedures and internal control processes designed to ensure full, fair, and adequate financial reporting and disclosures, including procedures for certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission (SEC).  The Committee is satisfied that the internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Committee also has discussed with PwC matters relating to the auditor’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61 (Communications with Audit Committees).  In addition, the Committee has discussed with PwC their independence from management and the Company, as well as the matters in the written disclosures received from PwC and required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).   The Committee received a letter from PwC confirming its independence and discussed it with PwC.  The Committee discussed and reviewed with PwC critical accounting policies and practices, internal controls, other material written communications to management, and the scope of PwC audits and all fees paid to PwC during the fiscal year.  The Committee adopted guidelines requiring review and pre-approval by the Committee of audit and non-audit services performed by PwC for the Company.  The Committee has reviewed and considered the compatibility of PwC performance of non-audit services with the maintenance of PwC independence as the Company’s independent registered public accounting firm.

Based on the Committee’s review and discussions referred to above, the Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements and report on management’s assertion on the design and effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

INDEPENDENT AUDITOR FEES

The following table represents aggregate fees incurred for the Company for fiscal year ended December 31, 2005 by PwC, the Company’s principal accounting firm:

	YEAR ENDED
	2005	2004
Audit Fees	$393,750	$431,472
Audit-Related Fees (a)	4,500	—
Tax Fees (b)	13,420	15,015
All Other Fees (c)	1,599	—

Total Fees (d)	$413,269	$446,487

(a)          S-3 for the Company’s Dividend Reinvestment Plan and Student Loan Attestation engagements for the U. S. Department of Education.

(b)         Primarily tax returns, advice and planning.

(c)          PwC online research financial library.

(d)         All fees have been approved by the Audit Committee.

The Audit Committee has considered whether performance of services other than audit services is compatible with maintaining the independence of PwC.

Auditor Fees Pre-approval Policy

In 2005, the Audit Committee readopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company, currently PwC.  The Policy requires that all services PwC may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee.  The Committee approved all audit and non-audit services provided by PwC during 2005.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF

SOUTHSIDE BANCSHARES, INC.

Melvin B. Lovelady, CPA, Chairman

Herbert C. Buie

Alton Cade

Michael D. Gollob, CPA

Joe Norton

Paul W. Powell

NOMINATING COMMITTEE OF SOUTHSIDE BANCSHARES, INC.

The Nominating Committee is responsible for identifying, screening, and nominating candidates for election to the Board.  The Committee is comprised of, Messrs. Buie (Chairman), Norton and Powell who are independent Directors of the Company and Directors of Southside Bank as defined by the current NASDAQ standards.  The committee met one (1) time in 2005.

The Nominating Committee identifies candidates to the Board of Directors by introduction from management, members of the Board of Directors, employees or other sources, and shareholders that satisfy the Company’s policy regarding shareholder recommended candidates.  The Nominating Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.  Shareholders wishing to submit recommendations for the 2007 Annual Meeting should write to the Nominating Committee in care of the Assistant Corporate Secretary, Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701.  Any such shareholder must meet and evidence the minimum eligibility requirements specified in Exchange Act Rule 14a-8 and must submit, within the same timeframe for submitting a shareholder proposal required by Rule 14a-8: (1) name, mailing address, telephone number, email address, resume, business history, listing of other past and present directorships and director committees, banking industry experience and other relevant information; (2) explain in the submission why the shareholder believes the candidate would be an appropriate director for the Company and the benefits and attributes that the candidate will provide to the Company in serving as a director; (3) provide evidence of ownership of the Company’s securities along with the recommendation; and (4) indicate whether the Company may identify the shareholder in any public disclosures that it makes regarding the consideration of the director candidate.  Nominations for the 2007 Proxy must be filed with the Assistant Corporate Secretary on or before November 13, 2006.

In considering Board of Director candidates, the Nominating Committee takes into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge, skills and ownership of the Company’s stock.  The Nominating Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board of Directors and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders.  Additionally, the Nominating Committee will consider the number of boards the candidate currently serves on when assessing whether the candidate has the appropriate amount of time to devote to serving on the Company’s Board of Directors.  The Nominating Committee is not obligated to nominate any individual for election.  No shareholder nominations have been received by the Company for this Annual Meeting.  Accordingly, no rejections or refusals of such candidates have been made by the Company.

The Board of Directors has adopted a formal written Nominating Committee Charter which outlines the purpose of the Nominating Committee, delineates the membership requirements and addresses the key responsibilities of the Committee.  A copy of the Nominating Committee Charter may be found on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

COMPENSATION COMMITTEE OF SOUTHSIDE BANCSHARES, INC.

The Compensation Committee conducts an annual base salary and bonus compensation level review of the Executive Officers and develops incentive compensation programs when appropriate.  The Committee also reviews and develops recommendations for Director compensation, including committee service fees.

The Compensation Committee consists of Messrs. Buie, Norton (Chairman) and Powell.  All committee members are non-employee, independent Directors of the Company and Southside Bank.  The Committee met four (4) times in 2005.

Director Compensation

The Company compensated its non-employee Directors $1,000 per month in 2005.  In 2005 non-employee Directors were paid a bonus of $5,000 each.  Non-employee Directors of Southside Bank are paid $400 per committee meeting (with the exception of the audit committee), $500 for board meetings and a single annual retainer of $1,000.  The Audit Committee members are paid $500 per month and the chairman of the committee is paid $700 per month.  Officers of the Company, who are also Directors of Southside Bank, are paid only for monthly board meetings and an annual retainer of $1,000.  Payments to Officers of the Company, who are also Directors equaled $7,500 per Director for the last three (3) fiscal years.  Each Director of the Company is also a Director of Southside Bank.

Executive Compensation

The following information is furnished for the last three fiscal years ended December 31, with respect to the Chief Executive Officer and the highest paid named Executive Officers receiving at least $100,000 in compensation.  The Company does not pay its Executive Officers a salary; therefore, this information relates to compensation paid by Southside Bank.  The named Executive Officers have not received awards of restricted stock or securities underlying stock options or stock appreciation rights or payouts under long-term incentive plans during 2005, 2004 or 2003.  The Company does not maintain any employment contracts with its Executive Officers.

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION			All Other
NAME AND PRINCIPAL POSITION	YEAR	SALARY (1)	BONUS	Other Annual Compensation	Compensations (2)(3)(4)*

B. G. Hartley —
Chairman of the Board and Chief	2005	$400,000	$142,800	—	$61,478
Executive Officer of the Company	2004	370,000	161,220	—	61,478
and Southside Bank	2003	300,000	132,500	—	61,478

Sam Dawson —
President, Secretary and Director of	2005	$278,000	$62,150	—	$7,500
the Company; President, Chief	2004	248,250	96,377	—	7,500
Operating Officer and Director of Southside Bank	2003	198,250	121,717	—	7,500

Jeryl Story —
Executive Vice President of the Company; Senior	2005	$261,000	$59,070	—	$7,500
Executive Vice President and Director of	2004	231,000	94,079	—	7,500
Southside Bank	2003	181,000	100,178	—	7,500

Lee R. Gibson, CPA —
Executive Vice President and Chief Financial	2005	$255,000	$57,718	—	$7,500
Officer of the Company; Executive Vice	2004	225,200	93,280	—	7,500
President, Chief Financial Officer and Director of Southside Bank	2003	175,200	91,397	—	7,500

*Each Executive Officer that is also a Director of Southside Bank received director fees in 2005, 2004, and 2003 of $7,500.

(1)          Includes amounts deferred at the officer’s election pursuant to the Company’s 401(k) Plan.

(2)          The Company did not grant any stock appreciation rights in fiscal 2005.

(3)          Includes amounts paid under the Company’s Retirement Benefit Restoration Plan.

(4)          Southside Bank has a deferred compensation agreement with certain Executive Officers that provides for payment of an amount over a specific period of years.  If the officer leaves Southside Bank’s employ or is terminated with good cause by the Board of Directors of Southside Bank, no benefits are payable under the deferred compensation agreements, unless change of control provisions are triggered.  If a change of control does occur, the definition of “good reason” changes to the same as retirement and benefits are effectuated immediately.  The deferred compensation agreements are as follows: Mr. Hartley - $467,000 payable at inception, $1,166,000 payable over 15 years; Mr. Dawson - $500,000 payable over 10 years; and Mr. Story and Mr. Gibson each $400,000 payable over 10 years.  The present value of the future benefits assuming a discount rate of 5.75% is as follows:  B. G. Hartley $1,306,000; Sam Dawson $206,000; Jeryl Story $115,000, and Lee Gibson $80,000.

Report on Executive Compensation

General

The purpose of this report is to provide insight into the practice and philosophy of the Board of Directors in establishing the compensation for the Executive Officers of the Company and to elaborate on the relationship between corporate performance and executive compensation.

The Committee reviewed the Stifel Nicolaus Regional Banking Review and compared and evaluated Company performance ratios with approximately sixty other banks located throughout the Mid-west and Southwest.  The Committee focused its review on long-term financial performance, primarily a five year average, which the committee considers to be more appropriate.  In addition, the committee reviewed specific branch profitability and results from continuing operations.  Qualitative factors, such as leadership, teamwork, commitment and community involvement were also considered.  Based on a review of all of this information, the Committee established the Company’s Executive Officers compensation levels.

In the final analysis, compensation adjustments are based on a broad spectrum of factors rather than one or two specific performance goals.  The Compensation Committee recognizes the importance of aligning the shareholders’ interest and executive compensation.

Chief Executive Officer Compensation

The Compensation Committee, when reviewing the compensation of the Chief Executive Officer, evaluates the factors mentioned above including initiation and implementation of successful business strategies, maintenance of an effective management team as well as various personal qualities including leadership, commitment, and professional and community standing.

After reviewing the Company’s financial results in the context of comparison to corporate peers, as well as his individual contributions, the Compensation Committee concluded that the Chief Executive Officer, B. G. Hartley, managed effectively with devotion and commitment to the strategic plans established by the Company.  During 2005 Southside Bank achieved all-time highs in several significant areas:  deposits exceeded $1.0 billion for the first time, loans reached $680 million, the thirty-first banking center was opened and trust assets increased 12.5% to $464 million.  Finally, the Compensation Committee believes that Mr. Hartley has set the foundation for the continued success of the Company by leading an experienced executive staff that has displayed skill in guiding the Company through an ever-changing financial services market in the Company’s region.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF

SOUTHSIDE BANCSHARES, INC.

Joe Norton, Chairman

Herbert Buie

Paul Powell

COMMITTEES OF THE COMPANY’S WHOLLY OWNED SUBSIDIARY - SOUTHSIDE BANK

EXECUTIVE COMMITTEE OF SOUTHSIDE BANK

The Executive Committee is authorized to act on behalf of the Board of Directors of Southside Bank between scheduled meetings of the Board, subject to certain limitations.  The committee is comprised of Messrs. Bosworth, Buie, Cade, Gollob, Lovelady, Norton, Powell and Sheehy, who are Directors of Southside Bank and Directors of the Company, but are not officers or employees of either Southside Bank or the Company.  Also serving are Messrs. Hartley (Chairman), Edmonson and Dawson who are Directors and Officers of the Company and Southside Bank and Messrs. Story and Gibson who are Officers of the Company and Southside Bank and Directors of Southside Bank.  The Executive Committee of Southside Bank meets weekly to discharge its responsibilities and met fifty-two (52) times in 2005.

In addition, the members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank.  It is their responsibility to monitor credit quality, review extensions of credit and approve selected credits in accordance with the loan policy.  The Loan/Discount Committee of Southside Bank meets weekly and met fifty-two (52) times in 2005.

TRUST COMMITTEE OF SOUTHSIDE BANK

The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Trust Department.  Messrs. Bosworth, Buie, Dawson (Chairman), Edmonson, Gollob, Hartley, Norton, and Powell, Directors of the Company and Southside Bank, serve on this committee.  Mr. Richard Babb and Dr. John Walker are Advisory Directors of Southside Bank and serve as members of the Trust Committee.  Jeryl Story, an Officer of the Company and Southside Bank and Director of Southside Bank, serves as a member of the Trust Committee.  Kathy Hayden and Cayla Washburn, Officers of Southside Bank, also serve on this committee.  Lee Gibson, an officer of the Company and Southside Bank and a Director of Southside Bank is an Advisory Member.  Messrs. Babb, Bosworth, Buie, Gollob, Norton, Powell and Walker are not officers or employees of the Company or Southside Bank.  The Trust Committee meets monthly and met twelve (12) times in 2005.

COMPLIANCE, ELECTRONIC DATA PROCESSING (EDP) AND COMMUNITY REINVESTMENT ACT (CRA) COMMITTEE OF SOUTHSIDE BANK

The Compliance/EDP/CRA Committee of Southside Bank is responsible for ensuring compliance with all appropriate statutes and reviews electronic data processing and community reinvestment activities.  The Compliance/EDP/CRA Committee is comprised solely of persons who are Directors of the Company and Southside Bank who are not officers or employees.  Those Directors are Messrs. Buie, Cade, Gollob, Lovelady (Chairman), Norton and Powell.  The Compliance/EDP/CRA Committee meets monthly and met twelve (12) times in 2005.

INVESTMENT/ASSET-LIABILITY COMMITTEE OF SOUTHSIDE BANK

The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank’s overall asset and funding mix, asset-liability management policies, and investment policies.  The members of the Committee are Messrs. Buie, Lovelady, Norton and Powell who are Directors of the Company and Southside Bank, and Hoyt N. Berryman, Jr. who is an Advisory Director of Southside Bank.  None of the foregoing individuals are officers or employees of the Company or Southside Bank.  Messrs. Dawson, Edmonson, and Hartley, who are officers and Directors of the Company and Southside Bank serve with Gibson (Chairman) and Story, Officers of the Company and Southside Bank and Directors of Southside Bank.  Also serving on the committee are Peter Boyd, George Hall, Randal Hendrix, Brian McCabe, Mike Northcutt, Lonny Uzzell, and Cayla Washburn, each Officers of Southside Bank.  The Investment/Asset-Liability Committee meets monthly and met twelve (12) times in 2005.

FINANCIAL PERFORMANCE

The following performance graph does not constitute soliciting material and should not be deemed filed incorporated by reference into any other Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the performance graph by reference therein.

Southside Bancshares, Inc.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Southside Bancshares, Inc.	100.00	158.68	200.99	269.10	356.47	338.32
Russell 2000	100.00	102.49	81.49	79.03	142.00	148.46
Southside Bancshares Peer Group*	100.00	94.83	108.21	142.50	170.52	173.80

*Southside Bancshares Peer Group contains the following Texas banks: Cullen/Frost Bancshares, Inc., First Financial Bankshares, Inc., Guaranty Bancshares, Inc., International Bancshares Corporation, MetroCorp Bancshares, Inc., Prosperity Bancshares, Inc., Southwest Bancorporation of Texas, Sterling Bancshares, Inc., Summit Bancshares, Inc., and Texas Regional Bancshares, Inc.

Source : SNL Financial LC, Charlottesville, VA	(434) 977-1600
© 2006	www.snl.com

1993 INCENTIVE STOCK OPTION PLAN

The purpose of the following table is to report grants of stock options to the Executive Officers named in the Summary Compensation Table during 2005.  No stock appreciation rights have been granted.  There were no stock options granted to the Executive Officers named in the Summary Compensation Table during 2005 or 2004.  No stock options have been available for grant under the plan since its expiration in March 2003.

The following table discloses, for each of the Executive Officers named in the Summary Compensation Table, the values of their options at December 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

	SHARES ACQUIRED	VALUE REALIZED	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT DEC. 31, 2005		VALUE OF UNEXERCISED IN- THE-MONEY OPTIONS AT DEC. 31, 2005 (1)
NAME	ON EXERCISE	(2)	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
B. G. HARTLEY	46,990	$721,840	90,579	—	$1,293,840	—
SAM DAWSON	28,074	438,333	98,563	—	1,434,123	—
JERYL STORY	32,584	503,351	75,630	—	1,078,301	—
LEE R. GIBSON	8,436	121,161	57,309	—	812,930	—

(1)          The dollar value is calculated by determining the difference between the fair market value of a share of common stock as of December 31, 2005 which was $20.20 per share, and the exercise price of the option.

(2)          The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised, without tax considerations.

DEFINED BENEFIT RETIREMENT PLAN

The Company has a retirement plan for eligible employees of the Company and Southside Bank that is designed to comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended, the entire cost of which is funded by Company contributions.  Compensation covered by the plan includes gross income less income realized from the exercise of stock options.

The following table shows the anticipated annual benefit, based on assumptions and may vary from the actual amounts shown, computed on a ten-year certain and life basis, payable upon the normal retirement as of December 31, 2005, of a vested Executive Officer of the Company at age 65 after 15, 20, 25, 30, 35 or 40 years of credited service at specified annual compensation levels.

HIGHEST SUCCESSIVE 60 MONTHS AVERAGE	YEARS OF CREDITED SERVICE AT RETIREMENT
ANNUAL COMPENSATION	15	20	25	30	35	40
$175,000	$63,660	$84,880	$97,350	$109,820	$122,290	$131,040
200,000	73,410	97,880	112,350	126,820	141,290	151,290
225,000	83,160	110,880	127,350	143,820	160,290	171,540
250,000	92,910	123,880	142,350	160,820	179,290	191,790
300,000	112,410	149,880	172,350	194,820	217,290	232,290
450,000	170,910	227,880	262,350	296,820	331,290	353,790
500,000	190,410	253,880	292,350	330,820	369,290	394,290
550,000	209,910	279,880	322,350	364,820	407,290	434,790

NOTE:  Benefits under the employer’s qualified plan, Retirement Plan for Subsidiaries of Southside Bancshares, Inc., are subject to the maximum annual benefit limitation during 2006 under Section 415 of the Internal Revenue Code (IRC) of $175,000.  In addition, compensation which can be considered by the plan is limited during 2006 to $220,000, as provided by Section 401(a)(17) of the IRC.  These IRC limitations are subject to annual cost-of-living adjustments.

On November 3, 2005, the Board of Directors of the Company approved amendments to the Plan which affected future participation in the plan and reduced the accrual of future benefits.

The amendments to the Plan approved include the following:

Entrance into the Plan by new employees was frozen effective December 31, 2005;

Benefit accruals for current participants were reduced in future periods.  The reduction was effective January 1, 2006 for all individuals who became Plan participants prior to January 1, 2005 and effective January 31, 2006 for all employees hired in 2005 and eligible to participate in the Plan.  The current benefit accrual of 2% for the first 20 years of service, 1% for the next 15 years and a formula for the benefit accruals for each service year over 35 years has been changed to reduce future benefit accruals for current participants.  The future benefit accrual for current participants will be amended to 90% of 1% for the first 35 years of service and the formula for benefit accruals for each year of service over 35 years will be reduced by 10%.

The Company has a nonfunded supplemental retirement plan (the “Restoration Plan”) for its employees whose benefits under the principal retirement plan are reduced because of compensation deferral elections or limitations under federal tax laws.

The anticipated annual benefit table presented in next years proxy statement will reflect the newly approved reduced benefit.

The employer has adopted a non-qualified plan which pays to the employee any amounts restricted by the IRC.  Hence, the benefits shown represent the total amount the employee would receive from both plans and are not subject to any deduction for Social Security benefits or other offset amounts.  Mr. Hartley received benefits of $152,035 from the Defined Benefit Plan and $53,978 from the Restoration Plan in 2005.

The years of credited service under the plan as of December 31, 2005 for each person named in the current compensation table are as follows:  Hartley - 45 years (39 years at age 70); Dawson - 31 years (38 years at age 65); Story - 26 years (37 years at age 65) and Gibson - 21 years (37 years at age 65).

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	691,340	$6.26	None
Equity compensation plans not approved by security holders	—	—	—
Total	691,340	$6.26	None

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

Certain of the Executive Officers and Directors of the Company (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business.  All loans or other extensions of credit made by Southside Bank to Executive Officers and Directors of the Company and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present unfavorable features.  The Company expects similar transactions to occur in the future with its Executive Officers and Directors as well as Directors and Officers of Southside Bank.   In addition, the spouse and daughter of B. G. Hartley are employed by Southside Bank and received compensation of $93,771 and $117,244, respectively in 2005.  The law firm of Wilson, Sheehy, Knowles, Robertson & Cornelius PC, of which Director William Sheehy is a partner, has provided legal services to the Company and Southside Bank for many years and continues to do so during the current fiscal year.  The Company and Southside Bank paid the law firm $163,000  for services rendered in calendar year 2005, some of which was reimbursed by Bank customers.  The Company and Southside Bank also paid Bosworth & Associates, Inc. of which Director Fred Bosworth was Chairman of the Board until his retirement in 1997 and is presently Honorary Chairman, $153,000 for insurance services rendered in fiscal year 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s named Executive Officers and Directors, and any persons who own more than ten percent (10%) of the Company’s common stock, to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC.  Named Executive Officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).  Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5’s were required, the Company believes that during fiscal 2005 all Section 16(a) filing requirements were complied with, except as set forth below:

Effective January 1, 2005, Melvin Lovelady began serving as a director of the Company.  Through administrative error, Mr. Lovelady’s Form 3 was filed late.

Effective December 28, 29, and 30, 2005, Fred Bosworth made separate gifts to his five children of a limited partnership interest.  Mr. Bosworth’s amended Form 5 was filed on March 2, 2006 to reflect these gifts of limited partnership interest in 2005.

The Company knows of no person or entity that is the beneficial owner of more than ten percent (10%) of the outstanding common stock of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company determines the compensation recommendations for the Executive Officers of Southside Bank.  The Board of Directors of Southside Bank considers the recommendations of the Compensation Committee and approves the compensation of the Executive Officers.

The Board of Directors of Southside Bank is comprised of all of the Directors of the Company including Messrs. Dawson, Edmonson, and Hartley (who are each Executive Officers of Southside Bank and the Company) and Gibson and Story (who are each Executive Officers of Southside Bank and the Company and Directors of Southside Bank).

For information concerning transactions by the Company and Southside Bank with certain members of the Board of Directors of Southside Bank, please see “Transactions with Directors, Officers and Associates.”

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report on Form 10-K, as integrated into the Annual Report to Shareholders for the fiscal year ended December 31, 2005, accompanies this Proxy Statement.  The Annual Report does not constitute outside solicitation materials.  Additional copies of Form 10-K are available at no expense; exhibits to Form 10-K are available for a copying expense to any shareholder by sending a written request to the Corporate Secretary Post Office Box 8444, Tyler, Texas 75711.  The Company’s public filings with the SEC may also be obtained free at the Company’s website, www.southside.com/investor, under the topic Documents.

SHAREHOLDER’S PROPOSALS

Any shareholder of common stock wishing to have a proposal considered for inclusion in the Board of Directors’ proxy solicitation materials for the 2007 Annual Meeting must, in addition to other applicable requirements, set forth their proposal in writing and file it with the Secretary of the Company on or before November 13, 2006.  The Board of Directors will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2007 proxy solicitation materials.  Any shareholder wishing to have a proposal considered for the 2007 Annual Meeting, but who does not submit the proposal for inclusion in the Board of Directors’ proxy, must submit the proposal as set forth above on or before February 3, 2007.  If the proposal is not received by that date, the persons named as proxies in the proxy solicitation materials will use their discretion in voting the proxies when those matters are raised at the meeting.

GENERAL

The Board of Directors does not know of any other business, other than that set forth above, to be transacted at the Annual Meeting.  However, if any other matters requiring a vote of the shareholders properly come before the Annual Meeting, the persons designated as Proxies will vote the shares of common stock represented by the proxies in accordance with their best judgment on such matters.  If a shareholder specifies a different choice on the proxy, those shares of common stock will be voted in accordance with the specification so made.

/s/ B. G. Hartley
B. G. Hartley
Chairman of the Board

Tyler, Texas

March 13, 2006

000000000.000 ext 000000000.000 ext 000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T
☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A		Election of Directors
1.		The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - Herbert C. Buie	☐	☐

02 - Robbie N. Edmonson	☐	☐

03 - Michael D. Gollob	☐	☐

04 - Joe Norton	☐	☐

B		Issues

			For	Against	Abstain
2.		Approval of such other business as may come before the meeting or any adjournments thereof.	☐	☐	☐

C		Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE: IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and  confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Note: Please sign EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box			Signature 2 - Please keep signature within the box			Date (mm/dd/yyyy)
						/	/

			1 U P X			0 0 8 0 6

001CD40001	00IRLC

Proxy - Southside Bancshares, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

The Annual Meeting will be held at Willow Brook Country Club

3205 West Erwin Street, Tyler, Texas, on Thursday, April 20, 2006.

Melvin B. Lovelady, Alton Cade, Paul W. Powell, William Sheehy, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Southside Bancshares, Inc. to be held on April 20, 2006, or at any postponement or adjournment thereof.

The shareholder will vote shares represented by this proxy. If no such directions are indicated, the Proxies will have authority to vote FOR Herbert C. Buie, FOR Robbie N. Edmonson, FOR Michael D. Gollob and FOR Joe Norton; FOR Item 2 - Transaction of other business that may properly come before the meeting or any adjournments.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

If more than one of the proxies above shall be present in person or by substitute at the meeting or any adjournment hereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

(Continued and to be voted on reverse side.)